[Logo of Southern Star]

News Release

Southern Star Central Corp.

Date:

March 18, 2004

Contacts:

Aaron Gold

Susanne Harris

Southern Star Central Corp.

Southern Star Central Gas Pipeline, Inc.

  (646) 735-0500  (270) 852-5000

New York, NY – March 18, 2004.  Southern Star Central Corp. invites interested parties to listen to a discussion of Southern Star Central Corp.’s fiscal year 2003 results.  The Company’s 10-K for the fiscal year ended December 31, 2003 is available on Southern Star Central Corp.’s website (http://www.southernstarcentralcorp.com/investors/default.htm).  The filing is also available on the EDGAR website (http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001260349&owner=include).

The conference call is scheduled for Friday, March 19, 2004 at 10:00 a.m. Eastern Standard Time.  The call-in number is 1-800-450-0788.

The call will be broadcast live over the Internet and is accessible at http://www.talkpoint.com/viewer/starthere.asp?Pres=105393.  An online archive will be available following the call and will be accessible at the same web address until September 30, 2004.

In addition, the call will be recorded and available from Friday, March 19, 2004 at 1:30 p.m. Eastern Standard Time until June 19, 2004 at 11:59 p.m. Eastern Standard Time at 1-800-475-6701 (domestic callers) and 320-365-3844 (international callers).   The confirmation number for all callers accessing the recorded conference call is 725294.

About Southern Star Central Corp.

Southern Star Central Corp. is the parent of Southern Star Central Gas Pipeline, Inc., a natural gas transmission system headquartered in Owensboro, Kentucky, spanning over 6,000 miles in the Midwest and Mid-continent regions of the United States.  The pipeline system and facilities are located throughout Kansas, Oklahoma, Missouri, Wyoming, Colorado and Texas.  It serves major markets such as St. Louis, Wichita, and Kansas City.